UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 17, 2006

FEDERAL TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-23449	59-2935028

(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

312 West First Street Sanford, Florida 32771

(address of principal executive offices)

(407) 323-1833

(Registrant’s telephone number, including areas code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.          Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

          On November 14, 2006, Federal Trust Corporation appointed Robert G. Cox to its Board of Directors. Federal Trust Corporation has not determined on which Board committees Mr. Cox shall serve and neither Mr. Cox nor any of his affiliates has engaged in transactions with Federal Trust Corporation that are required to be disclosed pursuant to Item 404(a) of the Securities and Exchange Commission’s Regulation S-K. Mr. Cox will receive the same cash fees paid to other Federal Trust Corporation Directors and will also be granted options to acquire 25,000 shares of Federal Trust Corporation common stock and Restricted Stock Units covering 7,500 shares of Federal Trust Corporation common stock.

ITEM 8.01.          Other Events.

          On November 17, 2006, Federal Trust Corporation issued a press release announcing the appointment of Robert G. Cox to its Board of Directors. A copy of the press release is furnished as Exhibit 99.01 to this report.

ITEM 9.01.          Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished with this Report:

99.1          Press release (solely furnished and not filed for purposes of Item 0.01).

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 17, 2006

Federal Trust Corporation

(Registrant)

By:	/s/ Gregory E. Smith

Gregory E. Smith
Executive Vice President and
Chief Financial Officer
(407) 323-1833